Exhibit 10.2

FIFTH AMENDMENT TO THE
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of May 7, 2007 and effective as of the date in which all of the conditions set forth Section 5 have been satisfied or waived by the Administrative Agent, the “Amendment Effective Date”, which amends that certain Second Amended and Restated Credit Agreement dated as of March 30, 2006, as amended by the First Amendment to the Second Amended and Restated Credit Agreement dated as of May 2, 2006, the Second Amendment to Second Amended and Restated Credit Agreement dated as of October 25, 2006, the Third Amendment to Second Amended and Restated Credit Agreement dated as of November 29, 2006, and the Fourth Amendment to Second Amended and Restated Credit Agreement dated as of March 1, 2007, by and among VENOCO, INC., a Delaware corporation (the “Company”), the Guarantors, each of the Lenders party thereto, BANK OF MONTREAL, a Canadian chartered bank acting through certain of its U.S. branches or agencies, as Administrative Agent (in such capacity, the “Administrative Agent”), CREDIT SUISSE, CAYMAN ISLANDS BRANCH, and LEHMAN COMMERCIAL PAPER INC., as Co-Syndication Agents and FORTIS CAPITAL CORP., as Documentation Agent (as in effect immediately prior to the Amendment Effective Date, the “Credit Agreement”), is by and among the Company, the Guarantors, each of the Lenders party hereto and the Administrative Agent.

WHEREAS, the Company has advised the Administrative Agent and the Lenders that the Company proposes to refinance all of its existing Indebtedness under the Second Lien Term Loan Agreement with proceeds of term loans under a new Term Loan Agreement, substantially in the form of Exhibit “A” attached hereto, subject to effectiveness of this Amendment and the other conditions precedent provided for in such agreement (the “Second Lien Term Loans Refinancing”);

WHEREAS, the Company has requested that the Credit Agreement be amended to permit the Second Lien Term Loans Refinancing and to make certain other changes to the Credit Agreement on the terms and conditions set forth in this Amendment; and

WHEREAS, all of the Lenders have agreed to such amendments subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.               Defined Terms; Interpretation.

(a)           Capitalized terms used but not otherwise defined herein shall have the meanings assigned such terms in the Credit Agreement.

(b)           The rules of interpretation set forth in Section 1.2 of the Credit Agreement are incorporated in this Amendment as if set forth herein.

Section 2.               Borrowing Base.  The Lenders hereby approve a Borrowing Base of $125.0 million as of the Amendment Effective Date.  Such determination shall constitute the annual Borrowing Base determination for purposes of Section 2.6(b) of the Credit Agreement.

Section 3.               Amendments.  The Credit Agreement is hereby amended as follows:

(a)           The definition of “Change of Control” is hereby amended and restated to read in its entirety as follows:

“Change of Control” means (a) a purchase or acquisition, directly or indirectly, by any “person” or “group” within the meaning of Section 13(d)(3) and 14(d)(2) of the Exchange Act (a “Group”), other than a Permitted Holder, of “beneficial ownership” (as such term is defined in Rule 13d-3 under the Exchange Act) of securities of the Company which, together with any securities owned beneficially by any “affiliates” or “associates” of such Group (as such terms are defined in Rule 12b-2 under the Exchange Act), shall represent more than thirty percent (30%) of the combined voting power of the Company’s securities which are entitled to vote generally in the election of directors and which are outstanding on the date immediately prior to the date of such purchase or acquisition; provided, however, that no such “Change of Control” shall be deemed to have occurred under this clause (a) if, and for so long as, Permitted Holders have “beneficial ownership” (as such term is defined in Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company’s securities which are entitled to vote generally in the election of directors and which are outstanding on the date of determination; (b) a sale of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person or Group; (c) the liquidation or dissolution of the Company; or (d) the first day on which a majority of the Board of Directors of the Company are not Continuing Directors (as herein defined).  As herein defined, “Continuing Directors” means any member of the Board of Directors of the Company who (x) is a member of such Board of Directors as of the Effective Date or (y) was nominated for election or elected to such Board of Directors with the affirmative vote of two-thirds of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

(b)           The definition of “Intercreditor Agreement” is amended and restated to read in its entirety as follows:

“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement dated as of May 7, 2007 among the Administrative Agent, as first lien collateral agent, and Credit Suisse, Cayman Islands Branch, as second lien collateral trustee in substantially the form of “Exhibit H” hereto, as amended, restated, supplemented or otherwise modified from time to time pursuant to the terms hereof and thereof

(c)           The definition of “Non-Hastings Texas Oil and Gas Properties” is deleted in its entirety.

(d)           The definition of “Pricing Grid” is amended and restated to read in its entirety as follows:

 “Pricing Grid” means the annualized rates (stated in terms of basis points (“bps”)) set forth below which shall be computed as of each day during the term hereof for the Applicable Margin (and Letter of Credit Rate) and Commitment Fee based upon the Utilization Percentage on such day as follows:

		Applicable Margin
Pricing Level	Utilization Percentage	Base Rate Loan (bps)	LIBO Rate Loan/Letter of Credit Rate (bps)	Commitment Fee (bps)
Level IV	90% or more	75.0	225.0	50.0

Level III	60% or more but less than 90%	50.0	200.0	37.5

Level II	30% or more but less than 60%	25.0	175.0	37.5

Level I	less than 30%	0.0	150.0	37.5

(e)           The definition of “Qualifying IPO” is deleted in its entirety.

(f)            The definition of “Second Lien Term Loan Agreement” is hereby amended and restated to read in its entirety as follows:

“Second Lien Term Loan Agreement” means that certain Term Loan Agreement dated as of May 7, 2007, among the Company, the Guarantors party thereto, the several lenders from time to time party thereto, Credit Suisse, Cayman Islands Branch, as Administrative Agent, Credit Suisse Securities (USA) LLC and UBS Securities LLC, as Joint Lead Arrangers, and Lehman Brothers Inc. and BMO Capital Markets Corp., as Co-Arrangers, which amends and restates that certain Amended and Restated Term Loan Agreement dated as of March 30, 2006, among the Borrower, the subsidiary guarantors parties thereto, the lenders parties thereto, and the Administrative Agent, among others, as such may be further amended, restated, supplemented or otherwise modified in accordance with the terms hereof.

(g)           Section 8.2(f) is hereby amended to delete the phrase “other than the Non-Hastings Texas Oil and Gas Properties” following “in Oil and Gas Properties” in the first and second lines thereof.

(h)           Section 8.2(i) is hereby amended by deleting the entirety of Section 8.2(i) and replacing the text thereof with “[Intentionally omitted]; or”.

(i)            Section 8.5(b) is hereby amended and restated to read in its entirety as follows:

“(b) Indebtedness incurred pursuant to the Second Lien Term Loan Agreement in an aggregate principal amount not to exceed $500,000,000.”

(j)            Section 8.9 is hereby amended and restated to read in its entirety as follows:

“Section 8.9           Restricted Payments.  The Company and each Guarantor shall not, and shall not permit any of its respective Subsidiaries to, directly or indirectly, (i) purchase, redeem or otherwise acquire for value any membership interests, partnership interests, capital accounts, shares of its capital stock or any warrants, rights or options to acquire such membership interests, partnership interests or shares, now or hereafter outstanding from its members, partners or stockholders (other than from its members, partners or stockholders that are Loan Parties); (ii) declare or pay any distribution, dividend or return capital to its members, partners or stockholders (other than to its members, partners or stockholders that are Loan Parties), or make any distribution of assets in cash or in kind to its members, partners or stockholders (other than members, partners or stockholders that are Loan Parties); or (iii) make any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Indebtedness outstanding under or in respect of any Second Lien Debt Instrument (collectively “Restricted Payments”); provided, however, that the Company may (x) following delivery to the Administrative Agent of the Company’s audited consolidated financial statements pursuant to Section 7.2(a), declare and pay in any fiscal year commencing with the 2007 fiscal year regular Cash Dividends that do not exceed the greater of (A) $500,000 and (B) an aggregate amount equal to 25% of Consolidated Net Income for the prior fiscal year; (y) make regularly scheduled payments of interest or mandatory prepayments in respect of Indebtedness under or in respect of any Second Lien Debt Instrument in accordance with the terms of the applicable Second Lien Debt Instrument and the Intercreditor Agreement, but only to the extent required by the applicable Second Lien Debt Instrument; and (z) make optional prepayments in respect of any Second Lien Debt Instrument using the Net Cash Proceeds of an “Equity Offering” (as defined in the Senior Notes Indenture) or the issuance of debt securities or instruments or the incurrence of loans; provided, further, however, that (A) no Default has occurred and is continuing, (B) no such Restricted Payment shall cause a Default, and (C) at the time any such Restricted Payment is made by the Company, and giving pro forma effect to such payment, the ratio of the Effective Amount to the Borrowing Base does not exceed .75 to 1.00.

(k)           Exhibit H.               Exhibit H is hereby replaced in its entirety with Exhibit H attached to this Amendment.

Section 4.               Amendment and Ratification.  Upon the effectiveness hereof as provided in Section 5 of this Amendment, (i) this Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as modified hereby, is hereby ratified, approved and confirmed to be in full force and effect in each and every respect and (ii) the consent of the Lenders, and the Lenders’ authorization of, the Second Lien Term Loans Refinancing and the  execution and delivery of the Intercreditor Agreement by the Administrative Agent, in its capacity as First Lien Collateral Agent under the Intercreditor Agreement, shall be deemed given and obtained.  Except as expressly provided by the amendments set forth in Section 3 of this Amendment, the execution, delivery and effectiveness of this Amendment shall neither operate as a waiver of any right, power or remedy of any Lender or any Agent, nor constitute a waiver of any provision of any of the Loan Documents.  All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

Section 5.               Conditions to Effectiveness.  The effectiveness of this Amendment is subject to the condition that, the Administrative Agent shall have received all of the following, in form and substance satisfactory to the Administrative Agent and each Lender, and in sufficient copies for each Lender:

(a)           Amendment.  This Amendment, duly executed and delivered by each of the Company, the Guarantors and all Lenders;

(b)           Second Lien Loan Documents. (i) Evidence that concurrently with the execution and delivery of this Amendment by the Company, the Guarantors and all the Lenders, (x) each of the Second Lien Loan Documents has been duly executed and delivered by each of the parties thereto and (y) the Intercreditor Agreement has been duly executed and delivered by each of the parties thereto other than the Administrative Agent; and (ii) true and correct copies, certified as to authenticity by the Company, of the Second Lien Loan Documents;

(c)           Second Lien Term Loans Refinancing.             The Company has received gross proceeds from the borrowings under the Second Lien Term Loan Agreement in an aggregate amount sufficient to effect the Second Lien Term Loans Refinancing and, if applicable, to cure any Deficiency after giving effect to Section 2 of this Amendment;

(d)           Payment of Fees.  Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses owed pursuant to the Credit Agreement or this Amendment, in each case to the extent then due and payable at the Amendment Effective Date, including any such costs, fees and expenses arising under or referenced in Sections 2.8 and 11.4 of the Credit Agreement;

(e)           Certificate.  A certificate signed by a Responsible Officer, dated as of the date hereof, stating that (i) the representations and warranties contained in Article VI and Section 4.5(b) of the Credit Agreement are true and correct on and as of the Amendment Effective Date, as though made on and as of such date; (ii) no litigation is pending or threatened against the Company or any Subsidiary in which there is a reasonable probability of an adverse decision which would result in a Material Adverse Effect; and (iii) there has occurred no event or circumstance that has resulted or would reasonably be expected to result in a Material Adverse

Effect since December 31, 2006; and

(f)            Other Documents.  Such other approvals, opinions, documents or materials as the Administrative Agent or any Lender may reasonably request.

Section 6.               Representations and Warranties.  The Company and each Guarantor each hereby represent and warrant that, as of the date hereof and the Amendment Effective Date, after giving effect to this Amendment:

(a)           Bring-Down of Representations and Warranties.  The representations and warranties of the Company and each Guarantor contained in Article VI and Section 4.5(b) of the Credit Agreement are true and correct on and as of the Amendment Effective Date, as though made on and as of such date.

(b)           No Litigation.  No litigation is pending or threatened against the Company or any Subsidiary in which there is a reasonable probability of an adverse decision which would result in a Material Adverse Effect.

(c)           No Material Adverse Effect.  There has occurred no event or circumstance that has resulted or would reasonably be expected to result in a Material Adverse Effect since December 31, 2006.

(d)           No Default or Event of Default.  No event has occurred and is continuing which constitutes a Default, an Event of Default or both.

Section 7.               Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 8.               Costs and Expenses.  The Company shall pay all reasonable costs and expenses incurred by the Administrative Agent or any other Agent, the Lenders or any of their Affiliates in connection with the development, preparation, administration and execution of this Amendment, including Attorney Costs incurred by any such Person with respect thereto.

Section 9.               Counterparts.  This Amendment may be executed in any number of separate counterparts, no one of which need be signed by all parties; each of which, when so executed, shall be deemed an original, and all of such counterparts taken together shall be deemed to constitute but one and the same instrument.  A fully executed counterpart of this Amendment by facsimile signatures shall be binding upon the parties hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to the Second Amended and Restated Credit Agreement be duly executed and delivered by their respective duly authorized officers as of the date first set forth above, to be effective as of the Amendment Effective Date.

COMPANY:

VENOCO, INC.

By:		/s/ Timothy M. Marquez
Timothy M. Marquez
Chief Executive Officer

GUARANTORS:

WHITTIER PIPELINE CORPORATION

By:		/s/ Timothy M. Marquez
Timothy M. Marquez
President

BMC, LTD., A CALIFORNIA LIMITED PARTNERSHIP

By:		Venoco, Inc., General Partner

	By:	/s/ Timothy M. Marquez
Timothy M. Marquez
Chief Executive Officer

TEXCAL ENERGY (LP) LLC

By:		/s/ Timothy M. Marquez
Timothy M. Marquez
Chief Executive Officer

TEXCAL ENERGY (GP) LLC

By:		/s/ Timothy M. Marquez
Timothy M. Marquez
Chief Executive Officer

GUARANTORS:

TEXCAL ENERGY NORTH CAL L.P.

By:	TEXCAL ENERGY (GP) LLC, as general partner

	By:	/s/ Timothy M. Marquez
Timothy M. Marquez
Chief Executive Officer

TEXCAL ENERGY SOUTH CAL L.P.

By:	TEXCAL ENERGY (GP) LLC, as general partner

	By:	/s/ Timothy M. Marquez
Timothy M. Marquez
Chief Executive Officer

TEXCAL ENERGY SOUTH TEXAS L.P.

By:	TEXCAL ENERGY (GP) LLC, as general partner

	By:	/s/ Timothy M. Marquez
Timothy M. Marquez
Chief Executive Officer

Address for Notice to the Company and the Guarantors: Principal Place of Business and Chief Executive Office:

370 17th Street, Suite 2950 Denver, Colorado 80202-1370 Attention: Chief Financial Officer Facsimile No.: (303) 626-8315

ADMINISTRATIVE AGENT AND A LENDER:

BANK OF MONTREAL, acting through its U.S. branches and agencies, including its Chicago, Illinois branch, as Administrative Agent and as a Lender

By:	/s/ James V. Ducote
James V. Ducote
Director

CO-SYNDICATION AGENT AND A LENDER

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By:	/s/ Vanessa Gomez
	Name:	Vanessa Gomez
	Title:	Vice Prsident

By:	/s/ James Neira
	Name:	James Neira
	Title:	Associate

CO-SYNDICATION AGENT AND A LENDER

LEHMAN COMMERCIAL PAPER INC.

By:	/s/ Maria M. Lund
	Name:	Maria M. Lund
	Title:	Authorized signatory

DOCUMENTATION AGENT AND A LENDER

FORTIS CAPITAL CORP.

By:	/s/ Casey Lowary
	Name:	Casey Lowary
	Title:	Senior Vice President

By:	/s/ Darrell Holley
	Name:	Darrell Holley
	Title:	Managing Director

A LENDER

ALLIED IRISH BANKS P.L.C.

By:	/s/ Robert F. Moyle
	Name:	Robert F. Moyle
	Title:	Senior Vice President

By:	/s/ Vaughn Buck
	Name:	Vaughn Buck
	Title:	Director

A LENDER

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ Allen Rheem
	Name:	Allen Rheem
	Title:	Senior Vice President

A LENDER

CITIBANK, N.A.

By:	/s/ Thomas Benavides
	Name:	Thomas Benavides
	Title:	Vice President

A LENDER

THE BANK OF NOVA SCOTIA

By:	/s/ Richard Hawthorne
	Name:	Richard Hawthorne
	Title:	Director

A LENDER

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Whitney Randolph
	Name:	Whitney Randolph
	Title:	Investment Banking Officer

A LENDER

BANK OF OKLAHOMA,
NATIONAL ASSOCIATION

By:	/s/ Monica M. Morton
	Name:	Monica M. Morton
	Title:	Banking Officer